                                                                    EXHIBIT 99.2

      HOME BANCORP OF ELGIN, INC.        A PROPERLY COMPLETED ORIGINAL STOCK
  Subscription and Community Offering    ORDER FORM AND ORIGINAL CERTIFICATION
           (Stock Order Form)            FORM MUST BE USED TO PURCHASE COMMON
                                         STOCK. THE ASSOCIATION IS NOT
                                         REQUIRED TO ACCEPT COPIES OF THESE
                                         FORMS.
- --------------------------------------------------------------------------------
- -                                             -


                                                    Expiration Date
                                                          , 1996
                                                    12:00 Noon,
                                                    Central Time

- -                                             -     STOCK INFORMATION
                                                    CENTER
                                                    Home Federal
                                                    Savings and Loan
                                                    Association of
                                                    16 North Spring
                                                    Street Elgin,
                                                    Elgin, Illinois 60120
                                                    (847) XXX-XXXX

 NOTE: PLEASE READ THE STOCK OWNERSHIP GUIDE AND ORDER FORM INSTRUCTIONS AS YOU
                              COMPLETE THIS FORM.

(1) Number of Shares          Subscription Price        (2) Total Payment Due

[                    ]  X          $10.00          =    [ $                  ]

 The minimum number of shares that may be subscribed for is 25 and the maximum number that may be subscribed for by each Eligible Account Holder, Supplemental Eligible Account Holder or Other Member in the Subscription Offering, or by any person, together with associates and persons acting in concert with such person, in the Community Offering, is $200,000 (20,000 shares). However, no person, together with associates or persons acting in concert with such person, may purchase in the aggregate more than 1.0% of the shares offered.

(3)[_] Check here if you are a
   director, officer or employee of  (6)a [_] Check here if you are an Eligible
   Home Federal Savings and Loan        Account Holder with a savings deposit
   Association of Elgin or a member     account(s) totaling $50.00 or more as
   of such person's immediate           of March 31, 1995. LIST ACCOUNT(S)
   family.                              BELOW.

                                     (6)b [_] Check here if you are a
                                        Supplemental Eligible Account Holder
METHOD OF PAYMENT                       with a savings deposit account(s)
                                        totaling $50.00 or more as of June 30,
(4)[_] Enclosed is a check, bank        1996. LIST ACCOUNT(S) BELOW.
   draft or money order payable to   (6)c[_] Check here if you are an Other
   Home Federal Savings and Loan        Member with a deposit account(s) as of
   Association of Elgin.                      , 1996. LIST ACCOUNT(S) BELOW.

                 Cash can be
                 used only if       Account Title [Names on  Account Number(s)
 [$            ] presented in              Accounts]
                 person at a         ------------------------------------------
                 branch office       ..........................................
                 of Home Federal     ..........................................
                 Savings and         ------------------------------------------
                 Loan                ..........................................
                 Association of      ..........................................
                 Elgin. No wire      ------------------------------------------
                 transfers will
                 be accepted.
(5)[_] The undersigned authorizes    PLEASE NOTE: FAILURE TO LIST ALL YOUR
   withdrawal from the following     ACCOUNTS MAY RESULT IN THE LOSS OF PART
   account(s) at Home Federal        OR ALL OF YOUR SUBSCRIPTION RIGHTS. IF
   Savings and Loan Association of   ADDITIONAL SPACE IS NEEDED, PLEASE
   Elgin. INDIVIDUAL RETIREMENT      UTILIZE THE BACK OF THIS ORDER FORM.
   ACCOUNTS AND QUALIFIED PLANS
   MAINTAINED AT HOME FEDERAL
   SAVINGS AND LOAN ASSOCIATION OF
   ELGIN CANNOT BE USED.

 Account Number(s)     Amount
- ----------------------------------
                     $
- ----------------------------------
                     $
- ----------------------------------
                     $
- ----------------------------------
TOTAL WITHDRAWAL AMOUNT
                     $
                    -------------


There is no penalty for early
withdrawals used for this
payment.
STOCK REGISTRATION
(7) Form of Stock Ownership:

[_]Individual   [_]Joint Tenants   [_]Tenants in Common   [_]IRA/Qualified Plan
[_]Fiduciary(i.e., trust, estate, etc.)   [_] Corporation or Partnership
[_]Uniform Gifts to Minors Act  (Beneficiary S.S. #____________)


 (8) Name(s) in which stock is to be registered (Please print clearly)
                                                      Social Security No. or
                                                      Tax ID No.

- --------------------------------------------------------------------------------

 Name(s), continued                                   Social Security No. or
                                                      Tax ID No.

- -------------------------------------------------------------------------------
 Street AddressCityStateZip Code                                 County of
                                                                 Residence

- -------------------------------------------------------------------------------


                             Daytime Phone       Evening Phone
(9) TELEPHONE INFORMATION
                             (       )           (       )
NASD AFFILIATION
(10) [_] Check here if you are a member of the National Association of Securities Dealers, Inc. ("NASD"), a person associated with an NASD member, a member of the immediate family of any such person to whose support such person contributes, directly or indirectly, or the holder of an account in which an NASD member or person associated with an NASD member has a beneficial interest. To comply with conditions under which an exemption from the NASD's Interpretation With Respect to Free-Riding and Withholding is available, you agree, if you have checked the NASD Affiliation box, (i) not to sell, transfer or hypothecate the stock for a period of three months following issuance, and
(ii) to report this subscription in writing to the applicable NASD member within one day of payment therefor.

ASSOCIATES/ACTING IN CONCERT
(11) [_] Check here, and complete the reverse side of this Form, if you or any associates (as defined on the reverse side of this Form) or persons acting in concert with you have submitted other orders for shares in the Subscription and/or Community Offerings.

ACKNOWLEDGEMENT
(12) To be effective, this Stock Order Form and accompanying Certification Form must be properly completed and actually received by Home Federal Savings and
Loan Association of Elgin not later than 12:00 Noon, Central Time, on       ,
1996, unless extended; otherwise this Stock Order Form and all subscription rights will be void.
It is understood that this Stock Order Form will be accepted in accordance with, and subject to, the terms and conditions of the Plan of Conversion of the Association described in the accompanying Prospectus. The undersigned hereby acknowledges receipt of the Prospectus at least 48 hours prior to delivery of this Stock Order Form to the Association.

The undersigned agrees that after receipt by Home Federal Savings and Loan Association of Elgin, this Stock Order Form may not be modified, withdrawn or cancelled without the Association's consent and if authorization to withdraw from savings deposit accounts at the Association has been given as payment for shares, the amount authorized for withdrawal shall not otherwise be available for withdrawal by the undersigned. If the Plan of Conversion is not approved by the voting members of the Association at a Special Meeting to be held on
  , 1996, or at any adjournment or postponement thereof, all orders will be cancelled and funds received as payment, with accrued interest, (if any), will be returned promptly.

Under penalty of perjury, I certify that the Social Security or Tax ID Number and the information provided on this Stock Order Form are true, correct and complete, that I am not subject to back-up withholding, and that I am purchasing solely for my own account and that there is no agreement or understanding regarding the sale or transfer of such shares or my right to subscribe for shares herewith.

FEDERAL REGULATIONS PROHIBIT ANY PERSON FROM TRANSFERRING, OR ENTERING INTO ANY AGREEMENT DIRECTLY OR INDIRECTLY TO TRANSFER, THE LEGAL OR BENEFICIAL OWNERSHIP OF SUBSCRIPTION RIGHTS OR THE UNDERLYING SECURITIES TO THE ACCOUNT OF ANOTHER. HOME FEDERAL SAVINGS AND LOAN ASSOCIATION OF ELGIN AND HOME BANCORP OF ELGIN, INC., WILL PURSUE ANY AND ALL LEGAL AND EQUITABLE REMEDIES IN THE EVENT THEY BECOME AWARE OF THE TRANSFER OF SUBSCRIPTION RIGHTS AND WILL NOT HONOR ORDERS KNOWN BY THEM TO INVOLVE SUCH TRANSFER.

- --------------------------------------------------------------------------------
 (13) Signature        Date        Signature                Date

- --------------------------------------------------------------------------------

  ALL ORDER FORMS MUST BE ACCOMPANIED BY A SIGNED CERTIFICATION FORM

    Account Title [Names on Accounts]                  Account Number(s)
- --------------------------------------------------------------------------------
 ................................................................................
 ................................................................................
- --------------------------------------------------------------------------------
 ................................................................................
 ................................................................................
- --------------------------------------------------------------------------------
 ................................................................................
 ................................................................................
- --------------------------------------------------------------------------------


Item (11) (continued)
List below all other orders submitted by you or Associates (as defined below) or by persons acting in concert with you.

 Name(s) listed on other Stock Order Forms       Number of Shares Ordered
- --------------------------------------------------------------------------------
 ................................................................................
 ................................................................................
- --------------------------------------------------------------------------------
 ................................................................................
 ................................................................................
- --------------------------------------------------------------------------------
 ................................................................................
 ................................................................................
- --------------------------------------------------------------------------------
 ................................................................................
 ................................................................................
- --------------------------------------------------------------------------------

"Associate" is defined as: (i) any corporation or organization (other than Home Bancorp of Elgin, Inc., Home Federal Savings and Loan Association of Elgin or a majority-owned subsidiary of Home Federal Savings and Loan Association of Elgin) of which such person is a director, officer or partner or is, directly or indirectly, either alone or with one or more members of his or her immediate family, the beneficial owner of 10% or more of any class of equity securities;
(ii) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as a trustee or in a similar fiduciary capacity, except that the term "Associate" does not include Home Bancorp of Elgin, Inc.'s or Home Federal Savings and Loan Association of Elgin's employee stock benefit plans in which such person has a substantial beneficial interest or serves as a trustee or in a similar fiduciary capacity, and except that, for purposes of aggregating total shares that may be acquired or held by officers and directors and their Associates, the term "Associate" does not include any tax-qualified employee stock benefit plan; and (iii) any relative or spouse of such person, or any relative of such spouse, who either has the same home as such person or who is a director or officer of Home Bancorp of Elgin, Inc. or Home Federal Savings and Loan Association of Elgin or any subsidiaries thereof. Directors and officers of Home Bancorp of Elgin, Inc. or Home Federal Savings and Loan Association of Elgin are not treated as associates solely by virtue of holding such positions.

     YOU MUST SIGN THE FOLLOWING CERTIFICATION IN ORDER TO PURCHASE STOCK


                              CERTIFICATION FORM

  I ACKNOWLEDGE THAT THIS SECURITY IS NOT A DEPOSIT OR ACCOUNT AND IS NOT FEDERALLY INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION (FDIC), AND IS NOT GUARANTEED BY HOME BANCORP OF ELGIN, INC., HOME FEDERAL SAVINGS AND LOAN ASSOCIATION OF ELGIN, THE FEDERAL GOVERNMENT OR BY ANY GOVERNMENT AGENCY.

  If anyone asserts that this security is federally insured or guaranteed, or is as safe as an insured deposit, I should call the Office of Thrift Supervision, Regional Director, at the Central Regional Office at (312) 917-5000.

  I further certify that, before purchasing the common stock, par value $.01 per share, of Home Bancorp of Elgin, Inc. (the "Company"), the proposed holding company for Home Federal Savings and Loan Association of Elgin, I
received a Prospectus of the Company dated        , 1996 relating to such
offer of common stock.

  The Prospectus that I received contains disclosure concerning the nature of the common stock being offered by the Company and describes the risks involved in the investment in this common stock, including but not limited to the:

   1. Potential Impact of Changes in Interest Rates           (page   )

   2. Impact of the Economy on Operations                     (page   )

   3. Competition                                             (page   )

   4. Recapitalization of the SAIF; SAIF Premiums and
      Possible Special Assessment                             (page   )

   5. Pending Tax Legislation Regarding
      Tax Bad Debt Reserves                                   (page   )

   6. Impact of Technological Advances                        (page   )

   7. Residential and Non-Residential Lending Risks           (page   )

   8. Certain Anti-Takeover Provisions                        (page   )

   9. Absence of Market for Common Stock and Recent
      Performance of Conversion Offerings                     (page   )

  10. Possible Increase in Estimated Price Range and
      Number of Shares Issued                                 (page   )

  11. Possible Dilutive Effect of Stock Options and Stock
      Programs                                                (page   )

  12. Possible Adverse Income Tax Consequences of the
      Distribution of Subscription Rights                     (page   )

  13. Financial Institution Regulation and
      Possible Legislation                                    (page   )

  14. Risk of Delayed Offering                                (page   )



 Signature                Date          Signature                Date


- -------------------------------------------------------------------------------
 Name (please print)                    Name (please print)


- -------------------------------------------------------------------------------

                          HOME BANCORP OF ELGIN, INC.
                           STOCK OWNERSHIP GUIDE AND
                            ORDER FORM INSTRUCTIONS
- -------------------------------------------------------------------------------
- ----------------------
STOCK OWNERSHIP GUIDE
- ----------------------

INDIVIDUAL

Include the first name, middle initial and last name of the shareholder. Avoid the use of two initials. Please omit words that do not affect ownership rights, such as "Mrs.", "Mr.", "Dr.", "special account", "single person", etc.

JOINT TENANTS

Joint tenants with right of survivorship may be specified to identify two or more owners. When stock is held by joint tenants with right of survivorship, ownership is intended to pass automatically to the surviving joint tenant(s) upon the death of any joint tenant. All parties must agree to the transfer or sale of shares held by joint tenants.

TENANTS IN COMMON

Tenants in common may also be specified to identify two or more owners. When stock is held by tenants in common, upon the death of one co-tenant, ownership of the stock will be held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant. All parties must agree to the transfer or sale of shares held by tenants in common.

UNIFORM TRANSFERS TO MINORS ACT ("UTMA")

Stock may be held in the name of a custodian for a minor under the Uniform Transfers to Minors Act. There may be only one custodian and one minor designated on a stock certificate. The standard abbreviation for Custodian is "CUST", while the Uniform Transfers to Minors Act is "UTMA". Standard U.S. Postal Service state abbreviations should be used to describe the appropriate state. For example, stock held by John Doe as custodian for Susan Doe under the Illinois Revised Uniform Transfers to Minors Act will be abbreviated John Doe, CUST Susan Doe UTMA, IL (use minor's social security number).

FIDUCIARIES

Information provided with respect to stock to be held in a fiduciary capacity must contain the following:
 . The name(s) of the fiduciary. If an individual, list the first name, middle initial and last name. If a corporation, list the full corporate title
  (name). If an individual and a corporation, list the corporation's title before the individual.
 . The fiduciary capacity, such as administrator, executor, personal representative, conservator, trustee, committee, etc.
 . A description of the document governing the fiduciary relationship, such as a trust agreement or court order. Documentation establishing a fiduciary relationship may be required to register your stock in a fiduciary capacity.
 . The date of the document governing the relationship, except that the date of a trust created by a will need not be included in the description.
 . The name of the maker, donor or testator and the name of the beneficiary.

An example of fiduciary ownership of stock in the case of a trust is: John Doe, Trustee Under Agreement Dated 10-1-87 for Susan Doe.
                    ---------------------------------------

You may mail your completed Stock Order Form and Certification Form in the envelope that has been provided, or you may deliver your Stock Order Form and Certification Form to any branch of Home Federal Savings and Loan Association of Elgin. Your Stock Order Form and Certification Form, properly completed, and payment in full (or withdrawal authorization) at the subscription price must be actually received by Home Federal Savings and Loan Association of
Elgin not later than 12:00 Noon, Central Time, on        , 1996 or it will
become void. If you have any remaining questions, or if you would like assistance in completing your Stock Order Form and Certification Form, you may call our Stock Information Center Monday through Friday from 10:00 a.m. to
4:00 p.m., not later than 12:00 Noon, Central Time, on         , 1996.
- ----------------
INSTRUCTIONS
- ----------------
ITEMS 1 AND 2--
Fill in the number of shares that you wish to purchase and the total payment due. The amount due is determined by multiplying the number of shares by the subscription price of $10.00 per share. The minimum purchase in the Subscription and Community Offerings is 25 shares. In the Subscription Offering, the maximum purchase by each Eligible Account Holder, Supplemental Eligible Account Holder or Other Member is $200,000 (20,000 shares), and the maximum purchase in the Community Offering by any person, together with associates or persons acting in concert, is $200,000 (20,000 shares). However, no person, together with associates and persons acting in concert with such person, may purchase in the aggregate more than 1% of the shares offered. Based on the offering of 6,612,500 shares, 1% of the shares offered amounts to 66,125 shares. Eligible Account Holders, Supplemental Eligible Account Holders and Other Members, desiring to purchase shares in the Community Offering must do so by obtaining from the Stock Information Center an additional Stock Order Form and submitting a completed additional Stock Order Form which indicates the number of shares to be purchased in the Community Offering. Home Federal Savings and Loan Association of Elgin and Home Bancorp of Elgin, Inc. have reserved the right to reject the subscription of any order received in the Community Offering, in whole or in part.
ITEM 3--
Please check this box to indicate whether you are a director, officer or employee of Home Federal Savings and Loan Association of Elgin or a member of such person's immediate family.
ITEM 4--
Payment for shares may be made in cash (only if delivered by you in person) or by check, bank draft or money order payable to Home Federal Savings and Loan Association of Elgin. No wire transfers will be accepted. Your funds will earn interest at the Association's passbook rate of interest from the date of receipt until the Conversion is completed. DO NOT MAIL CASH TO PURCHASE STOCK! Please check this box if your method of payment is by check, bank draft or money order.
ITEM 5--
If you pay for your stock by a withdrawal from Home Federal Savings and Loan Association of Elgin deposit account, insert the account number(s) and the amount of your withdrawal authorization for each account. The total amount withdrawn should equal the amount of your stock purchase. There will be no penalty assessed for early withdrawals from certificate accounts used for stock purchases. This form of payment may not be used if your account is an Individual Retirement Account or Qualified Plan.
ITEM 6--
a. Please check this box if you are an Eligible Account Holder, that is you had a savings deposit account(s) totaling $50.00 or more on March 31, 1995.
b. Please check this box if you are a Supplemental Eligible Account Holder, that is you had a savings deposit account(s) totaling $50.00 or more on June 30, 1996.
c. Please check this box if you are an Other Member, that is you had a deposit
account(s) as of        , 1996.
Please list all names on the account(s) and all account number(s) of accounts you had at these dates in order to insure proper identification of your purchase rights. Please note: Failure to list your accounts may result in the loss of part or all of your subscription rights.
ITEMS 7, 8 AND 9--
The stock transfer industry has developed a uniform system of shareholder registrations that we will use in the issuance of your Home Bancorp of Elgin, Inc. Common Stock. Please complete items 7,8 and 9 as fully and accurately as possible, and be certain to supply your social security or Tax I.D. number and your daytime and evening telephone number(s). We will need to call you if we cannot execute your order as given. If you have any questions regarding the registration of your stock, please consult your legal advisor. Stock ownership must be registered in one of the ways described above under "Stock Ownership Guide."
ITEM 10--
Please check this box if your are a member of the NASD or if this item otherwise applies to you.
ITEM 11--
Please check this box if you or any associate (as defined on the reverse side of the Stock Order Form) or person acting in concert with you has submitted another order for shares and complete the reverse side of the Stock Order Form.
ITEMS 12 AND 13--
Please sign and date the Stock Order Form and Certification Form where indicated. Before you sign, review the Stock Order Form, including the acknowledgement, and the Certification Form. Normally, one signature is required. An additional signature is required only when payment is to be made by withdrawal from a deposit account that requires multiple signatures to withdraw funds.

                            HOME FEDERAL LETTERHEAD

INSERT DATE

Dear Valued Customer,

The Board of Directors of Home Federal Savings and Loan Association of Elgin ("Home Federal") has voted unanimously in favor of a plan to convert Home Federal from a federally chartered mutual savings and loan association to a federally chartered stock savings and loan association (the "Conversion"). As a stock company, Home Federal will be structured under the same form of ownership used by most businesses and banks. This Conversion to stock ownership means Home Federal will increase its capital and will enable Home Federal to support future banking activities. The Conversion will not affect your savings deposit accounts or loans with Home Federal or existing FDIC insurance coverage for your savings deposit accounts.

If you are a current depositor of Home Federal, you will find enclosed a proxy statement and proxy card(s). On behalf of the Board, we ask that you help Home Federal take this important step by signing the enclosed proxy card(s) and casting your vote in favor of the Plan of Conversion. Your vote is very important! Please mail your proxy card(s) today in the enclosed postage paid return envelope. For your convenience this packet includes the following material:

 . PROXY STATEMENT: This gives detailed information about your right to vote on the Conversion. Please read it carefully.

 . PROXY QUESTIONS AND ANSWERS: This brochure highlights key information found in the Proxy Statement. It also gives instructions for completing your proxy card.

 . PROXY CARD: Sign, date, and return the proxy card in the blue postage-paid envelope. Your family may have received more than one card. All cards should be signed and returned.

Home Bancorp of Elgin, Inc. is making an initial public offering of its common stock in connection with the Conversion. However, the laws of your state would require us to register (1) Home Bancorp of Elgin, Inc. common stock to be issued in the offering or (2) an agent of Home Bancorp of Elgin, Inc. to solicit the sale of such stock. Because the number of eligible subscribers in your state is not sufficiently large to justify the expenses of such registration, we are unable to offer you shares of common stock in the offering. If you have any questions, please call the Stock Information Center at (847) xxx-xxxx.

Sincerely,

George L. Perucco
President and
Chief Executive Officer

Enclosures

   The shares of common stock offered in the conversion are not savings accounts or deposits and are not insured by the Federal Deposit Insurance Corporation or any other government agency.

   This is not an offer to sell or a solicitation to buy common stock. The offer is made only by the Prospectus.

                            HOME FEDERAL LETTERHEAD


INSERT DATE

Dear Interested Investor,

The Board of Directors of Home Federal Savings and Loan Association of Elgin ("Home Federal") has voted unanimously in favor of a plan to convert Home Federal from a federally chartered mutual savings and loan association to a federally chartered stock savings and loan association (the "Conversion"). As a stock company, Home Federal will be structured under the same form of ownership used by most businesses and banks. This Conversion to stock ownership means Home Federal will increase its capital and will enable Home Federal to support future banking activities.

As part of the Conversion, Home Federal has formed a holding company, Home Bancorp of Elgin, Inc. Home Bancorp of Elgin, Inc. will own all of the common stock of Home Federal. Home Bancorp of Elgin, Inc. is offering up to 6,612,500 shares of its common stock to certain customers of Home Federal at a subscription price of $10.00 per share. As an interested investor in Home Bancorp of Elgin, Inc. common stock, you have requested some information regarding Home Federal and the Conversion. For your convenience this packet includes the following material:


 .    PROSPECTUS:  This document provides detailed information about Home
     Federal's operations and the proposed stock offering. Please read it carefully.

 .    STOCK QUESTIONS AND ANSWERS:  This brochure answers key questions about the
     Conversion.


We believe it is in the best interests of Home Federal to have our customers and members of the communities we serve as our stockholders; therefore, currently, we are not accepting orders from the local community or general public. If you have any questions, please call the Stock Information Center at (847) xxx-xxxx.

Sincerely,


George L. Perucco
President and
Chief Executive Officer

Enclosures

     The shares of common stock offered in the conversion are not savings accounts or deposits and are not insured by the Federal Deposit Insurance Corporation or any other government agency.

     This is not an offer to sell or a solicitation to buy common stock. The offer is made only by the Prospectus.

                         [HOVDE SECURITIES LETTERHEAD]


INSERT DATE

Dear Members and Friends of Home Federal Savings and Loan Association of Elgin;

     At the request of Home Bancorp of Elgin, Inc., and Home Federal Savings and Loan Association of Elgin ("Home Federal"), we have enclosed certain materials regarding the offering of Common Stock in connection with the conversion of Home Federal from a mutual savings and loan association to a stock savings and loan association. The materials include a Prospectus, as well as a stock order form and certification form, which offer you the opportunity to subscribe for shares of Common Stock.

     It is urged that you study these materials carefully. If you decide to subscribe for shares, you must return the properly completed stock order form and signed certification form along with full payment for the shares (or appropriate instructions authorizing withdrawal from a savings deposit account at Home Federal) not later than 12:00 Noon, Central Time, on {insert date}, 1996 in the enclosed postage-paid envelope or deliver it to any office of Home Federal Savings and Loan Association of Elgin. If you have any questions after reading the enclosed materials, please call the Stock Information Center at
(847) XXX- XXXX. The Stock Information Center is open Monday through Friday from 9:00 a.m. to 5:00 p.m., Central Time.

     We have been asked to supply these documents to you in view of certain requirements of the securities laws of your jurisdiction. We should not be understood as recommending or soliciting in any way any action by you with regard to the enclosed materials.

                              Sincerely,

                              HOVDE SECURITIES, INC.



          The shares of Home Bancorp of Elgin, Inc. Common stock offered in the conversion are not savings deposits and are not insured by the FDIC or any other government agency.

          This is not an offer to sell or a solicitation to buy common stock. The offer is made only by the Prospectus.

                           HOME  FEDERAL  LETTERHEAD


INSERT DATE


Welcome Stockholder:

We are pleased to enclose the stock certificate that represents your share of ownership in Home Bancorp of Elgin, Inc. As a stockholder, you have our commitment to keep you informed of Home Bancorp's financial performance and condition.

Please examine your stock certificate to be certain that it is properly registered and that it represents the correct number of shares that you have purchased. If you have any questions or concerns about your certificate, you should contact the Transfer Agent immediately at the following address:

                                 (TRANSFER AGENT)
                                 (Address & Telephone #)


Please remember that your certificate is a negotiable security which should be kept in a secure place, such as a safe deposit box or on deposit with your stockbroker.

On behalf of the Board of Directors and the employees of Home Bancorp of Elgin, Inc. and Home Federal Savings and Loan Association of Elgin, we would like to thank you for supporting our offering.

Sincerely,



George L. Perucco
President and  Chief Executive Officer



THE SHARES OF HOME BANCORP OF ELGIN, INC. COMMON STOCK OFFERED IN THE CONVERSION ARE NOT DEPOSITS AND ARE NOT INSURED BY THE FDIC OR ANY OTHER GOVERNMENT AGENCY.

- --------------------------------------------------------------------------------
                                   PROXYGRAM
                            HOME FEDERAL LETTERHEAD
- --------------------------------------------------------------------------------

DEAR HOME FEDERAL CUSTOMER:

OUR RECORDS INDICATE THAT YOUR VOTE ON HOME FEDERAL'S PLAN OF CONVERSION HAS NOT
                               ----
YET BEEN RECEIVED.

YOUR VOTE IS VERY IMPORTANT TO US.  PLEASE ACT PROMPTLY!  SIGN AND DATE ALL
             --------------                                             ---
PROXY CARDS YOU HAVE RECEIVED, INCLUDING THOSE YOU RECEIVED WITH THIS LETTER, AND MAIL THEM IN THE ENCLOSED POSTAGE PAID ENVELOPE OR DELIVER THEM TO ANY HOME FEDERAL OFFICE.

YOUR BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE PLAN OF CONVERSION AND URGES YOU TO VOTE "FOR" THE PLAN.

REMEMBER, VOTING FOR THE PLAN OF CONVERSION DOES NOT OBLIGATE YOU TO BUY ANY STOCK.

THE BALANCE, MATURITY AND WITHDRAWABILITY OF YOUR SAVINGS DEPOSITS WITH HOME FEDERAL SAVINGS AND LOAN ASSOCIATION OF ELGIN WILL NOT CHANGE. SAVINGS DEPOSITS WILL REMAIN INSURED BY THE FDIC TO THE MAXIMUM EXTENT PROVIDED BY LAW.

SHOULD YOU NEED FURTHER INFORMATION OR ASSISTANCE, PLEASE CALL OUR STOCK INFORMATION CENTER AT (847) XXX-XXXX.

THANK YOU!

                             THE BOARD OF DIRECTORS
                                       OF
               HOME FEDERAL SAVINGS AND LOAN ASSOCIATION OF ELGIN



     The shares of common stock offered in the conversion are not savings accounts or deposits and are not insured by the Federal Deposit Insurance Corporation or any other government agency.

     This is not an offer to sell or a solicitation to buy common stock. The offer is made only by the Prospectus.

                             QUESTIONS AND ANSWERS
                                ABOUT INVESTING


You can be one of the charter stockholders of Home Bancorp of Elgin, Inc., the proposed holding company of Home Federal Savings and Loan Association of Elgin ("Home Federal"). Home Bancorp of Elgin, Inc. is "going public" as part of Home Federal's conversion to a federally chartered stock savings and loan association. Now you have the opportunity to become an owner of your bank. This brochure answers some of the most frequently asked questions about the conversion to stock ownership and about your opportunity to invest in Home Bancorp of Elgin, Inc.

Investment in common stock involves certain risks. For a discussion of these risks and other factors, investors are urged to read the accompanying Prospectus.


ABOUT THE TRANSACTION

Q:   WHAT IS A CONVERSION?

A: Home Federal presently operates as a federally chartered mutual savings and loan association. It has no stockholders, and its directors are elected by our member savers and borrowers. After the Conversion, we will be a federally chartered stock savings and loan association owned by a holding company. This holding company, Home Bancorp of Elgin, Inc., will be owned by stockholders who will have voting rights with respect to certain key business matters. The holding company is offering shares of its common stock to Home Federal's members, employee stock ownership plan, employees and directors. Any shares that remain unsold may then be offered to members of the general public.

Q:   WHAT IS HOME BANCORP OF ELGIN, INC. AND WHY IS IT BEING FORMED?

A: Home Bancorp of Elgin, Inc. is a newly organized Delaware holding company created by Home Federal specifically to purchase 100% ownership in Home Federal upon its conversion to stock form. The holding company is offering shares of its Common Stock for sale to Home Federal's members and, if shares are available, to the general public. All of the common stock to be issued by Home Federal will be owned by the holding company. The additional capital provided through the offering of Home Bancorp of Elgin, Inc. stock will support future lending activities and local expansion of the financial services currently offered through Home Federal.

Q:   WHAT ARE THE BENEFITS OF CONVERSION?

A: The conversion and sale of stock will increase Home Federal's capital, enabling it to:

     .  Enhance its ability to access capital markets;

     .  Expand its current operations;

     .  Acquire other financial institutions or branch offices;

     . Provide affordable home financing opportunities to the communities it serves; and

     . Diversify into other financial services to the extent allowable by applicable law.

Q:   WILL THE CONVERSION HAVE ANY EFFECT ON MY SAVINGS OR LOAN ACCOUNTS?

A: No. The Conversion will not affect the amount, interest rate or withdrawal rights of your deposit savings account, which will continue to be insured by the Federal Deposit Insurance Corporation (the "FDIC") to the maximum legal limit. Your savings deposit accounts are not being converted to stock. The rights and obligations of borrowers under their loan agreements also will not be affected.

Q:   HOW DO I BENEFIT FROM THE CONVERSION?

A: The Conversion is expected, among other things, to enable Home Federal to provide the customers and communities it serves with a higher level of service and access to a broader variety of financial products and services. Also, while you are not obligated to become a stockholder of Home Bancorp of Elgin, Inc., you will have the opportunity to purchase shares at the initial public offering price and at no commission cost to you.

ABOUT INVESTING

Q:   WHO MAY PURCHASE STOCK?

A: Home Bancorp of Elgin, Inc. is currently conducting a Subscription Offering. All of the persons listed below may subscribe to purchase common stock during the Subscription Offering.

     . Eligible Account Holders. Persons who had savings deposits totaling $50 or more at Home Federal on the Eligibility Record Date, March 31,
        1995;

     . Employee Stock Ownership Plan of Home Federal or Home Bancorp of Elgin, Inc.;

     . Supplemental Eligible Account Holders. Persons who had savings deposits totaling $50 or more at Home Federal on the Supplemental Eligibility Record Date, June 30, 1996, but not as of March 31, 1995 (and not including directors, officers or their associates);

     . Other Members. Depositors other than eligible account holders and supplemental eligible account holders on the Voting Record Date, _________, 1996, as well as borrowers on the Voting Record Date; and

     . Home Bancorp of Elgin, Inc. may also conduct a direct Community Offering after the Subscription Offering, with a first preference given in the direct Community Offering to natural persons residing in the counties in which Home Federal has offices.

Q:   WHAT IS THE PRICE PER SHARE AND HOW MANY SHARES ARE BEING OFFERED?

A: The aggregate value of Home Bancorp of Elgin, Inc.'s stock has been determined by an independent, nationally recognized appraisal firm. The Subscription Price per share is $10.00. Up to 6,612,500 shares or, under certain circumstances, up to 7,604,375 shares are being offered for sale.

Q:   WILL EVERYONE PAY THE SAME PRICE FOR THE STOCK?

A: Yes. All the subscribers, including the Board of Directors and management, pay the same price during the Subscription Offering.

Q:   ARE DEPOSITORS OBLIGATED TO BUY STOCK?

A: No. But our members receive a priority subscription right to purchase the common stock.

Q:   HOW MUCH COMMON STOCK MAY I PURCHASE?

A: The minimum purchase is 25 shares, or $250. The maximum amount which an individual (or individuals exercising subscription rights through a single Home Federal account) may purchase in the Subscription Offering is $200,000. The maximum that an individual may purchase in the Community Offering is also $200,000. No individual, together with associates and persons acting in concert, may purchase in the Offering more than 1% of the stock sold.

     The Prospectus sections entitled "The Conversion--Subscription Offering and Subscription Rights" and " -- Community Offering" more fully describe the purchase limits and the stock allocation procedures in case of oversubscription.

Q:   IS THE STOCK INSURED BY THE FDIC?

A: No. Like any other common stock, Home Bancorp of Elgin, Inc.'s stock will not be insured. However, your savings deposit accounts will continue to be insured up to the maximum amount allowed by the FDIC.

Q: HOW DO I ORDER STOCK AND WHAT METHODS CAN BE USED FOR PAYMENT OF MY STOCK PURCHASES?

A: Complete the stock order form and certification as instructed. Make sure to indicate the number of shares you wish to purchase and the total amount remitted (multiply the number of shares subscribed for by $10 per share). Total payment must accompany the order form and be received by the Home Federal prior to 12:00 Noon, Central Time, on ____________________, 1996.
     The payment options for stock purchases are as follows:

     . Check or money order sent or delivered to any of Home Federal's offices or the Stock Information Center. If payment is made by check or money order, interest will be earned at the Association's rate of interest on passbook accounts from the date of receipt until the Conversion is completed.

     . Withdrawal of funds from an existing account of Home Federal in an amount equal to the Purchase Price. Once authorization for withdrawal of funds has been made, the subscriber may not withdraw the designated amount unless the Plan of Conversion is terminated or as otherwise required by regulatory authorities. All funds maintained in savings deposit accounts are insured by the FDIC up to legally applicable limits and will earn interest until closing on the conversion. There will not be a penalty for early withdrawal of certificate accounts for stock purchases in the Subscription Offering.

     . IRA purchases. If you wish to purchase shares of Home Bancorp of Elgin, Inc. stock for an IRA account, either at Home Federal or elsewhere, we may be able to accommodate you. Please contact the Stock Information Center at (847) xxx-xxxx so that we may assist you with the appropriate procedures for such a purchase. Transfer of Such Funds takes time, so please make arrangements as soon as possible.


Q:   IN THE FUTURE, HOW MAY I PURCHASE MORE SHARES OR SELL MY SHARES?

A: Home Bancorp of Elgin, Inc. has applied to have its common stock quoted on The Nasdaq Stock Market under the symbol "_________." If the stock is quoted, most brokers should be able to assist you with future purchases and sales. However, the marketability of the stock will depend upon the presence in the marketplace of both willing buyers and willing sellers at a given time, and no assurance can be given that an active trading market will develop.

Q:   WHEN WILL I RECEIVE MY STOCK CERTIFICATE(S)?

A: Stock certificates will be mailed by the holding company's transfer agent as soon as practicable after the conversion is completed. Please be aware that you may not be able to sell the shares that you purchased until you receive your certificate.

Q:   WILL THERE BE ANY DIVIDENDS?

A: The Board of Directors of Home Bancorp of Elgin, Inc. will have the authority and may consider declaring dividends on the common stock. However, no decision has been made as to the amount or timing of such dividends, if any. Any future dividend policy is determined by the Board of Directors, which will take into account various regulatory restrictions, earnings and market conditions, among other factors.

Q:   MAY I CHANGE MY MIND?

A: The stock order form you execute cannot be canceled or withdrawn. However, you may order additional shares by completing another stock order form.

Q:   ARE MY SUBSCRIPTION RIGHTS TRANSFERABLE?

A: NO. No person may transfer or enter into any agreement to transfer the subscription rights issued under the Plan of Conversion, or the shares to be issued upon their exercise. Persons violating such prohibition may lose their right to purchase stock in the conversion.

Q:   HOW MAY I GET MORE INFORMATION?

A: We hope that these questions and answers will help you to better understand the Conversion and the stock offering. If you desire further information, please contact our Stock Information Center at: (847) xxx-xxxx.

                             [HOME FEDERAL'S LOGO]

                            STOCK INFORMATION CENTER
                             16 NORTH SPRING STREET
                          ELGIN, ILLINOIS  60120-5569
                                 (847) XXX-XXXX


     This does not constitute an offer to sell or the solicitation of an offer to buy any shares of Common Stock of Home Bancorp of Elgin, Inc. offered in connection with the Conversion, nor does it constitute the solicitation of a proxy in connection with the Conversion. Offers to sell and solicitations of offers to buy shares of Home Bancorp of Elgin, Inc. Common Stock in connection with the Conversion are made only by means of the Prospectus. Solicitations of proxies in connection with the Conversion are made only by means of the Proxy Statement. There shall be no sale of Home Bancorp of Elgin, Inc. Common Stock in any state or jurisdiction in which any offer, solicitation of an offer or sale of Home Bancorp of Elgin, Inc. Common Stock would be unlawful prior to the registration or qualification of such shares under the securities laws of any such state or jurisdiction. A Prospectus and a Proxy Statement may be obtained by calling Home Federal's Stock Information Center at (847) xxx-xxxx.

THE SHARES OF HOME BANCORP OF ELGIN, INC. COMMON STOCK OFFERED IN THE CONVERSION ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION (FDIC) OR ANY OTHER GOVERNMENT AGENCY.

                             QUESTIONS AND ANSWERS
                                  ABOUT VOTING

ABOUT THE TRANSACTION

Q:   WHAT IS A CONVERSION?

A: Home Federal Savings and Loan Association of Elgin ("Home Federal") presently operates as a federally chartered mutual savings and loan association. It has no stockholders and its directors are elected by our member savers and borrowers. After the Conversion, we will be a federally chartered stock savings and loan association owned by a holding company. This holding company, Home Bancorp of Elgin, Inc., will be owned by stockholders who will have voting rights with respect to certain key business matters. The holding company is offering shares of common stock to Home Federal's members, employees plans, employees and directors. Any shares that remain unsold may then be offered to members of the general public.

Q:   WHAT IS HOME BANCORP OF ELGIN, INC. AND WHY IS IT BEING FORMED?

A: Home Bancorp of Elgin, Inc. is a newly organized holding company created by Home Federal specifically to purchase 100% ownership in Home Federal upon its conversion to stock form. The holding company is offering shares of its Common Stock for sale to Home Federal's members and, if shares are available, to the general public. All of the common stock to be issued by Home Federal will be owned by the holding company. The additional capital provided through the offering of Home Bancorp of Elgin, Inc. stock will support future lending activities and local expansion of the financial services currently offered through Home Federal.

Q:   WHAT ARE THE BENEFITS OF CONVERSION?

A: The conversion and sale of stock will increase Home Federal's capital, enabling it to:

     .  Enhance its ability to access capital markets;

     .  Expand its current operations;

     .  Acquire other financial institutions or branch offices;

     . Provide affordable home financing opportunities to the communities it serves; and

     . Diversify into other financial services to the extent allowable by applicable law.

Q:   WILL THE CONVERSION HAVE ANY EFFECT ON MY SAVINGS OR LOAN ACCOUNT?

A: No. The Conversion will not affect the amount, interest rate or withdrawal rights of your savings deposit accounts, which will continue to be insured by the Federal Deposit Insurance Corporation (the "FDIC") to the maximum legal limit. Your savings deposit accounts are not being converted to stock. The rights and obligations of borrowers under their loan agreements also will not be affected.

Q:   HOW DO I BENEFIT FROM THE CONVERSION?

A: The Conversion is expected, among other things, to enable Home Federal to provide the customers and communities it serves with a higher level of service and access to a broader variety of financial products and services. Also, while you are not obligated to become a stockholder of Home Bancorp of Elgin, Inc., you will have the opportunity to purchase shares at the initial public offering price and at no commission cost to you.


ABOUT MEMBERS' VOTING RIGHTS

Q:   WHO IS ELIGIBLE TO VOTE ON THE PLAN OF CONVERSION?

A: Depositors on the Voting Record Date, which is _________________, 1996, as well as borrowers as of the Voting Record Date, who will continue as such through the date of the Special Meeting.

Q:   HOW WAS MY NUMBER OF VOTES DETERMINED?

A: Each savings deposit account holder is entitled to cast one vote for each $100, or fraction thereof, of the aggregate withdrawal value of all such account holder's savings accounts on the Voting Record Date. Each borrower member is entitled to one vote as a borrower in addition to any votes he or she is entitled to as a saver. The maximum number of votes per member is 1,000.

Q: IF I VOTE FOR THE PLAN OF CONVERSION ON THE PROXY CARD, WILL I BE OBLIGATED TO PURCHASE STOCK?

A: No. Signing the proxy card and voting for the Conversion in no way obligates you to purchase stock. However, all members are urged to vote for the Conversion. THE BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE PLAN OF CONVERSION AND RECOMMENDS MEMBERS VOTE "FOR" APPROVAL OF THE PLAN OF CONVERSION.

Q:   AM I REQUIRED TO VOTE?

A: No. However, failure to vote is the same as voting against the Conversion. Therefore, all members are urged to vote for the Conversion.

Q:   MAY I COME TO THE SPECIAL MEETING AND VOTE?

A: Yes. However, we encourage you to send a proxy card even if you plan to attend the meeting. The proxy card is revocable and can be changed by voting a later dated proxy or ballot at the meeting.

Q:   WHY DID I RECEIVE SEVERAL PROXY CARDS?

A: If you have more than one account, you could receive more than one proxy card, depending on the ownership structure of your accounts. PLEASE VOTE, SIGN AND RETURN ALL PROXY CARDS!

Q:   MUST BOTH PARTIES ON A JOINT SAVINGS ACCOUNT SIGN THE PROXY CARD?

A: No. Two or more signatures are required only when two or more signatures are needed to withdraw funds from the account.

Q:   IF I DON'T BUY STOCK MAY I STILL VOTE AT HOME FEDERAL'S ANNUAL MEETINGS?

A: After Conversion, only stockholders will have voting rights. However, the operations of the Bank and the general terms and balances of your savings deposit accounts and loans will remain unchanged.

Q:   HOW MAY I GET MORE INFORMATION?

A: We hope that these questions and answers will help you to better understand the Conversion. If you desire further information, please contact our Stock Information Center at: (847) xxx-xxxx.

                            VOTE YES FOR CONVERSION

                               YOUR VOTE COUNTS!

     The Board of Directors of Home Federal Savings and Loan Association of Elgin ("Home Federal") has unanimously adopted a plan to convert Home Federal from a mutual savings and loan association to a stock savings and loan association. The Board of Directors concluded that the conversion would be in the best interests of Home Federal, its depositors, borrowers and the communities served by Home Federal. As a member of Home Federal, you have the right to vote on Home Federal's plan to convert to the stock form of organization. Further details on the Conversion, including the background and reasons for the Conversion, are contained in the Proxy Statement. Please read it carefully.


                         HOW TO COMPLETE THE PROXY CARD

1. Check the appropriate box. Your Board of Directors unanimously recommends voting "FOR" the Conversion.

2.   Enter the date on the Proxy Card.

3.   Sign the Proxy Card.

4. Return your completed Proxy Card in the postage-paid white envelope provided, or bring it to the Home Federal office most convenient for your.

5.   Please complete and return all Proxy Cards you receive.

                             [HOME FEDERAL'S LOGO]

                            STOCK INFORMATION CENTER
                             16 NORTH SPRING STREET
                          ELGIN, ILLINOIS  60120-5569
                                 (847) XXX-XXXX


     This does not constitute an offer to sell or the solicitation of an offer to buy any shares of Common Stock of Home Bancorp of Elgin, Inc. offered in connection with the Conversion, nor does it constitute the solicitation of a proxy in connection with the Conversion. Offers to sell and solicitations of offers to buy shares of Home Bancorp of Elgin, Inc. Common Stock in connection with the Conversion are made only by means of the Prospectus. Solicitations of proxies in connection with the Conversion are made only by means of the Proxy Statement. There shall be no sale of Home Bancorp of Elgin, Inc. Common Stock in any state or jurisdiction in which any offer, solicitation of an offer or sale of Home Bancorp of Elgin, Inc. Common Stock would be unlawful prior to the registration or qualification of such shares under the securities laws of any such state or jurisdiction. A Prospectus and a Proxy Statement may be obtained by calling Home Federal's Stock Information Center at (847) xxx-xxxx.

THE SHARES OF HOME BANCORP OF ELGIN, INC. COMMON STOCK OFFERED IN THE CONVERSION ARE NOT SAVINGS ACCOUNTS OR DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION (FDIC) OR ANY OTHER GOVERNMENT AGENCY.

                            HOME FEDERAL LETTERHEAD


INSERT DATE


Dear Valued Customer,

The Board of Directors of Home Federal Savings and Loan Association of Elgin ("Home Federal") has voted unanimously in favor of a plan to convert Home Federal from a federally chartered mutual savings and loan association to a federally chartered stock savings and loan association (the "Conversion"). As a stock company, Home Federal will be structured under the same form of ownership used by most businesses and banks. This Conversion to stock ownership means Home Federal will increase its capital and will enable Home Federal to support future banking activities. The Conversion will not affect your savings deposit accounts or loans with Home Federal or existing FDIC insurance coverage for your savings deposit accounts.

As part of the Conversion, Home Federal has formed a holding company, Home Bancorp of Elgin, Inc. Home Bancorp of Elgin, Inc. will own all of the common stock of Home Federal. Home Bancorp of Elgin, Inc. is offering up to 6,612,500 shares of its common stock to certain customers of Home Federal at a subscription price of $10.00 per share. As a depositor on either March 31, 1995, June 30, 1996, or _____, 1996, you have a preferential right to subscribe to purchase the common stock of Home Bancorp of Elgin, Inc. during the Subscription Offering without paying a fee or commission. For your convenience this packet includes the following material:

 . PROXY STATEMENT: This gives detailed information about your right to vote on the Conversion. Please read it carefully.

 . PROXY QUESTIONS AND ANSWERS: This brochure highlights key information found in the Proxy Statement. It also gives instructions for completing your proxy card.

 . PROXY CARD: Sign, date, and return the proxy card in the blue postage-paid envelope. Your family may have received more than one card. All cards should be signed and returned.

 . PROSPECTUS: This document provides detailed information about Home Federal's operations and the proposed stock offering. Please read it carefully.

 . STOCK QUESTIONS AND ANSWERS: This brochure answers key questions about the Conversion.

 . STOCK ORDER FORM and CERTIFICATION FORM to be completed in order to purchase shares of Home Bancorp of Elgin, Inc. stock. Payment by check or written authorization to withdraw from a specified Home Federal account must accompany each stock order form and certification. This order must be received by Home Bancorp of Elgin, Inc. not later than 12:00 Noon, Central Time, on _____, 1996.

If you would like to purchase Home Bancorp of Elgin, Inc. stock in your IRA account, using IRA funds, we may be able to accommodate you. Please contact the Stock Information Center as soon as possible at (847) xxx-xxxx.

If you are a current depositor of Home Federal, you will also find enclosed a proxy statement and proxy card(s). On behalf of the Board, we ask that you help Home Federal take this important step by signing the enclosed proxy card(s) and casting your vote in favor of the Plan of Conversion. Your vote is very important! Please mail your proxy card(s) today in the enclosed postage paid return envelope.

We believe it is in the best interest of Home Federal to have our customers and members of the communities we serve as our stockholders. We encourage you to review this investment opportunity carefully. If you have any questions, please call the Stock Information Center at (847) xxx-xxxx.

Sincerely,



George L. Perucco
President and
Chief Executive Officer


Enclosures


  This letter is neither an offer to sell nor a solicitation of an offer to buy the common stock. The offer is made only by the Prospectus, copies of which may be obtained by contacting the stock information center.

  The shares of common stock offered in the conversion are not savings accounts or savings deposits and are not insured by the Federal Deposit Insurance Corporation (FDIC) or any other governmental agency.

                            HOME FEDERAL LETTERHEAD


INSERT DATE


Dear Friend,

The Board of Directors of Home Federal Savings and Loan Association of Elgin ("Home Federal") has voted unanimously in favor of a plan to convert Home Federal from a federally chartered mutual savings and loan association to a federally chartered stock savings and loan association (the "Conversion"). As a stock company, Home Federal will be structured under the same form of ownership used by most businesses and banks. This Conversion to stock ownership means Home Federal will increase its capital and will enable Home Federal to support future banking activities. The Conversion will not affect your savings deposit accounts or loans with Home Federal or existing FDIC insurance coverage for your savings deposit accounts.

As part of the Conversion, Home Federal has formed a holding company, Home Bancorp of Elgin, Inc. Home Bancorp of Elgin, Inc. will own all of the common stock of Home Federal. Home Bancorp of Elgin, Inc. is offering up to 6,612,500 shares of its common stock to certain customers of Home Federal at a subscription price of $10.00 per share. As a former depositor of Home Federal on either March 31, 1995, June 30, 1996, or _____, 1996, you have a preferential right to subscribe to purchase the common stock of Home Bancorp of Elgin, Inc. during the Subscription Offering without paying a fee or commission. For your convenience this packet includes the following material:


 . PROSPECTUS: This document provides detailed information about Home Federal's operations and the proposed stock offering. Please read it carefully.

 . STOCK QUESTIONS AND ANSWERS: This brochure answers key questions about the Conversion.

 . STOCK ORDER FORM and CERTIFICATION FORM to be completed in order to purchase shares of Home Bancorp of Elgin, Inc. common stock. Payment by check or written authorization to withdraw from a specified Home Federal account must accompany each stock order form and certification form. This order must be received by Home Bancorp of Elgin, Inc. not later than 12:00 Noon, Central Time, on _____, 1996.

If you would like to purchase Home Bancorp of Elgin, Inc. stock in your IRA account, using IRA funds, we may be able to accommodate you. Please contact the Stock Information Center as soon as possible at (847) xxx-xxxx.

We believe it is in the best interest of Home Federal to have our customers and members of the communities we serve as our stockholders. We encourage you to review this investment opportunity carefully. If you have any questions, please call the Stock Information Center at (847) xxx-xxxx.

Sincerely,



George L. Perucco
President and
Chief Executive Officer


Enclosures



  This letter is neither an offer to sell nor a solicitation of an offer to buy the common stock. The offer is made only by the prospectus, copies of which may be obtained by contacting the stock information center.

  The shares of common stock offered in the conversion are not savings accounts or savings deposits and are not insured by the Federal Deposit Insurance Corporation (FDIC) or any other governmental agency.

                            HOME FEDERAL LETTERHEAD

INSERT DATE

Dear Valued Customer,

The Board of Directors of Home Federal Savings and Loan Association of Elgin ("Home Federal") has voted unanimously in favor of a plan to convert Home Federal from a federally chartered mutual savings and loan association to a federally chartered stock savings and loan association (the "Conversion"). As a stock company, Home Federal will be structured under the same form of ownership used by most businesses and banks. This Conversion to stock ownership means Home Federal will increase its capital and will enable Home Federal to support future banking activities. The Conversion will not affect your savings deposit accounts or loans with Home Federal or existing FDIC insurance coverage for your savings deposit accounts.

If you are a current depositor of Home Federal, you will find enclosed a proxy statement and proxy card(s). On behalf of the Board, we ask that you help Home Federal take this important step by signing the enclosed proxy card(s) and casting your vote in favor of the Plan of Conversion. Your vote is very important! Please mail your proxy card(s) today in the enclosed postage paid return envelope. For your convenience this packet includes the following material:

 . PROXY STATEMENT: This gives detailed information about your right to vote on the Conversion. Please read it carefully.

 . PROXY QUESTIONS AND ANSWERS: This brochure highlights key information found in the Proxy Statement. It also gives instructions for completing your proxy card.

 . PROXY CARD: Sign, date, and return the proxy card in the blue postage-paid envelope. Your family may have received more than one card. All cards should be signed and returned.

Home Bancorp of Elgin, Inc. is making an initial public offering of its common stock in connection with the Conversion. However, we regret to inform you that we are unable to offer shares of common stock in the offering to members residing outside of the United States. If you have any questions, please call the Stock Information Center at (847) xxx-xxxx.

Sincerely,


George L. Perucco
President and
Chief Executive Officer

Enclosures


   The shares of common stock offered in the conversion are not savings accounts or deposits and are not insured by the Federal Deposit Insurance Corporation or any other government agency.

   This is not an offer to sell or a solicitation to buy common stock. The offer is made only by the Prospectus.